Exhibit 99.1

GREAT PLAINS ETHANOL, LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Brian Minish, the Chief Executive Officer and the Chief Financial Officer, of Great Plains Ethanol, LLC (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the “Report”).

The undersigned hereby certifies that:

•           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 4th day of March, 2003.

/s/ Brian Minish
Brian Minish Chief Executive Officer and Chief Financial Officer